UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2017

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, 21st Century Oncology Holdings, Inc. (the “Company”) announced certain leadership changes to further efforts to solve short- and long-term liquidity challenges.

On February 26, 2017, William Spalding, the Chief Executive Officer of the Company, resigned from his position as Chief Executive Officer and returned to the Board of Directors of the Company (the “Board”), effective immediately.  Also on February 27, 2017, LeAnne Stewart, the Chief Financial Officer of the Company, stepped down from her position as Chief Financial Officer, effective immediately. In connection with her departure, effective February 27, 2017, Ms. Stewart entered into a separation agreement (the “Separation Agreement”) with the Company, pursuant to which Ms. Stewart will receive a one-time payment of $295,000.

Effective February 27, 2017, the Board appointed Paul Rundell, a Managing Director at Alvarez & Marsal, LLC (“A&M”), as Interim Chief Executive Officer of the Company and Doug Staut, a Senior Director at A&M, as Interim Chief Financial Officer of the Company.

Paul Rundell, age 41, is a Managing Director at A&M and has been with the firm since 2007. Mr. Rundell brings over 20 years of experience specializing in the healthcare industry and is the national head of A&M’s healthcare restructuring practice. Prior to joining A&M, Mr. Rundell worked with several restructuring and interim management firms where he assisted clients with revenues ranging from $50 million to more than $15 billion. Mr. Rundell has worked with numerous healthcare clients throughout the country. He is a Certified Insolvency and Restructuring Advisor (CIRA), a Certified Turnaround Professional (CTP), and a member of the Turnaround Management Association (TMA) and the Association of Insolvency and Restructuring Advisors (AIRA). Mr. Rundell holds a Bachelor’s Degree and a Master’s Degree in business administration from the University of Illinois.

Doug Staut, age 41, is a Senior Director at A&M and has been with the firm since 2009. Mr. Staut has more than 17 years of financial experience and nine years of experience providing financial advisory services to healthcare clients across the country. In his nine years with A&M, Mr. Staut has provided interim management, cash and financial forecasting, strategic planning, crisis management, turnaround consulting, refinancing advisory and operational improvement services to clients in and out of court.  Previously, Mr. Staut worked at Merrill, Lynch & Co. in Corporate Treasury as Vice President of Global Liquidity Risk Management. Mr. Staut is a CIRA. Mr. Staut holds a Bachelor’s of Science degree from The University of Kentucky and a Master’s degree in Business Administration from the Columbia Business School.

Pursuant to the Engagement Letter, dated February 27, 2017 (the “Engagement Letter”) by and between A&M and the Company, A&M will receive $175,000 per month as compensation for Mr. Rundell’s service as interim CEO and  $125,000 per month for Mr. Staut’s service as interim CFO.

On March 1, 2017, the Company issued a press release announcing the foregoing. A copy of the release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release, dated March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: March 1, 2017	By:	/s/ Blake Howard
		Name:	Blake Howard
		Title:	Treasurer